THE INFORMATION MARKED BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                        EXCLUSIVE LICENSE AGREEMENT AND OPTION

    THIS AGREEMENT ("Agreement"), effective as of April 1, 1997 ("Effective Date"), is entered into by and between THE NATIONAL JEWISH MEDICAL AND RESEARCH CENTER ("National Jewish"), a non-profit educational and research institution organized under the laws of Colorado and having principal offices at 1400 Jackson Street, Denver, Colorado 80206, and PROGENITOR, INC., a Delaware corporation having principal offices at 1507 Chambers Road, Columbus, Ohio 43212-1566 ("Progenitor").

    WHEREAS, Progenitor desires to obtain certain rights and license under intellectual property held or otherwise controlled by National Jewish covering the EBHX-11 cell line to screen for erythroid and other hematopoietic factors [***]; and

    WHEREAS, National Jewish is willing to grant such certain rights.

    NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, National Jewish and Progenitor agree as follows:

                                   1.- DEFINITIONS

1.1. "EBHX-11 Cell Line" shall mean the immortalized Erythroid Body HOX Cell Line Number 11 (including any progeny, derivatives, or modifications thereto), a proprietary cell line developed by Dr. Gordon Keller, an employee of National Jewish, and certain colleagues, which is a subject of [***], and is the subject of the Materials Transfer Agreement signed by Progenitor on January 25th, 1996.

1.2. "Field of Use" shall mean the use of the EBHX-11 Cell line as an assay to screen for erythroid or other hematopoietic factors [***].

1.3. "Product" shall mean any compound, formulation or composition whose utility is identified or confirmed by Progenitor using the EBHX-11 Cell Line within the Field of Use.

1.4. "Sublicensee" shall mean any third party licensed by Progenitor to use, manufacture, or sell any Product.

1.5. "Collaborator" shall mean any third party that enters into an agreement with Progenitor to develop, manufacture, use, or sell any Product.

1.6. "Combination Products" shall mean a combination of a Product with at least one other active ingredient, such active ingredient being one that is either proprietary to Progenitor or licensed by Progenitor from a third party.

1.7.   "Affiliate" or "Affiliates" shall mean any company or business entity:
       (i) in which Progenitor owns or controls at least fifty (50) percent of the outstanding stock, or any entity over which Progenitor, directly or indirectly, exercises effective control, or (ii) any individual or company which owns, directly or indirectly, fifty (50) percent or more of the outstanding stock of Progenitor, or otherwise exercises, directly or indirectly, effective control of Progenitor.

                              2.- GRANT OF RIGHTS

2.1. Subject to the terms and conditions of this Agreement, National Jewish hereby grants to Progenitor a right and license to use the EBHX-11 Cell Line within the Field of Use. This right and license shall be exclusive for one year commencing on the Effective Date and non-exclusive thereafter.

2.2. The right and license granted to Progenitor shall not include the right to sublicense the EBHX-11 Cell Line except as part of an agreement with a Sublicensee or Collaborator and only for the field of use of this license granted to Progenitor. Terms of this Agreement, or their substantive equivalents, shall be incorporated into any such agreement between Progenitor or its Affiliates and any Sublicensees or Collaborators, as deemed necessary by National Jewish to protect its rights to the EBHX-11 Cell Line.

2.3. The term of this right and license shall commence upon the Effective Date and shall end on the third anniversary of the Effective Date. National Jewish hereby grants Progenitor an option to extend the term of this right and license on a year-by-year basis for no more than two additional years by providing written notice thereof to National Jewish no later than three (3) months prior to the third and fourth anniversary dates of this Agreement and by paying the Extended Annual Maintenance Fees specified in Section 3.2 of this Agreement.

                                  3.- CONSIDERATION

3.1. ANNUAL FEES. In partial consideration for the right and license granted to Progenitor in Section 2, Progenitor shall pay to National Jewish a fee equal to [***], said fee to be paid in three equal payments of [***] each. The first such payment shall be made within ten (10) days after the Effective Date. The second such payment shall be made on the first anniversary of the Effective Date. The third and final such payment shall be made on the second anniversary of the Effective Date. Notwithstanding the above, in the event that Progenitor terminates this Agreement pursuant to Section 6.2 prior to the second anniversary of the Effective Date, the payment due date for any unpaid fees under this
       Section 3.1 shall be the effective date of termination and Progenitor shall pay to National Jewish any such unpaid fees on the effective date of such termination.

3.2. EXTENSION FEES. In the event that Progenitor chooses to exercise the option granted by National Jewish pursuant to Section 2.3 and thereby extend the term of this Agreement, Progenitor shall pay to National Jewish an extension fee equal to [***] for each one year extension. Such payment shall be due and payable, and Progenitor shall pay such fee, on or before the anniversary of the Effective Date which corresponds to the first day of the year of the one year extension.

3.3. ADDITIONAL FEES. Progenitor shall pay National Jewish Additional Fees for each and every agreement made between Progenitor or its Affiliates and Sublicensees or Collaborators that includes the purpose of further research and/or development of any and all Products or Combination Products. The amount of the Additional Fees shall be the greater of [***] or [***] of the value of any Cash Considerations received by Progenitor or its Affiliates from said Sublicensees or Collaborators. For the purposes of this Agreement, "Cash Considerations" shall include any initial or upfront fee, but will not include the value of any milestone fees or equity or royalty payments on sales of any Product or Combination Product. Payment of Additional Fees shall be delivered to National Jewish by Progenitor no later than 30 days after the effective date of any agreements with Sublicensees or Collaborators.

3.4. PAYMENTS AND RECORDS. Progenitor shall make available to National Jewish, on a confidential basis, copies of any agreements between Progenitor or its Affiliates and any Sublicensees or Collaborators. Copies provided may be redacted to protect confidential information, but must contain information necessary and sufficient for the purpose of validating Additional Fees owed to National Jewish. Upon National Jewish's request and at National Jewish's sole expense, Progenitor and its Affiliates shall permit an independent Certified Public Accountant selected by National Jewish (except one to whom Progenitor has reasonable objections) to have access during ordinary business hours to such of Progenitor's and its Affiliates' records as may be necessary to determine, in respect of any year ending not more than three (3) years prior to the date of such request, the correctness of any payment made by Progenitor to National Jewish under this Agreement. Progenitor shall remain responsible for all payments due hereunder by any Affiliate. If a discrepancy in payments favoring Progenitor or its Affiliates is discovered, Progenitor shall remit the past due amount to National Jewish. If a discrepancy is discovered which is greater than five (5) percent of the amount paid National Jewish, Progenitor shall pay for the cost of the audit.

3.5. INTEREST ON PAST DUE AMOUNTS. Progenitor shall pay National Jewish interest on all payments and royalties past due, at an annual rate equal to the lesser of ten (10) percent, or the highest rate permitted under applicable law, compounded on each anniversary of the payment due date. Any such payments made by Progenitor under this Section 3.5 shall not be construed to cure any breach of this Agreement.

3.6. TAXES WITHHELD. Any income or other tax that Progenitor or its Affiliates are required to withhold on behalf of National Jewish with respect to the payments made to National Jewish under this Agreement shall be deducted from said payments prior to remittance to National Jewish; provided, however, that in regard to any tax so deducted, Progenitor or its Affiliates shall give or cause to be given to National Jewish such assistance as may reasonably be necessary to enable National Jewish to claim exemption therefrom or credit
                                          3
       therefor, and in each case shall furnish National Jewish proper evidence of the taxes paid on its behalf.

                           4.- INTELLECTUAL PROPERTY RIGHTS

4.1. OWNERSHIP. Rights to inventions and discoveries, whether or not patentable or copyrightable, relating to Products or Combination Products identified through the use of the EBHX-11 Cell Line within the Field of Use under the terms of Section 2 of this Agreement which are conceived and reduced to practice by employees of Progenitor shall be owned by Progenitor.

4.2. GRANT OF RIGHTS TO NATIONAL JEWISH. In the event that an employee or paid contractor of Progenitor or its Affiliates conceives or reduces to practice any invention or discovery which is a significant improvement to the EBHX-11 cell line or a use thereof, such invention or discovery shall be considered outside the scope of this agreement and Progenitor shall immediately provide notice to National Jewish of any such discovery or invention. Such discoveries or inventions shall be considered the joint property of Progenitor and National Jewish, and Progenitor and National Jewish jointly agree to negotiate an agreement relating to the protection and commercialization of such discoveries or inventions.

4.3. Nothing in the foregoing sections 4.1 and 4.2 shall be interpreted in any way to supersede the provisions related to the ownership of intellectual property contained in the Sponsored Research Agreement between Progenitor and National Jewish dated September 18, 1996.

4.4. Notwithstanding any other provision of this Agreement, National Jewish hereby reserves, during the period of exclusivity of this Agreement, the perpetual, royalty-free right to conduct research and other academic, non-commercial activities with respect to the use of EBHX-11 Cell Line licensed to Progenitor hereunder. It is the intent of the parties that National Jewish shall be entitled to use the cell line to the fullest extent, including the right of National Jewish to contract with third parties to obtain funding for further research and development, provided that such parties are not granted any rights or licenses or options to the EBHX-11 Cell Line which are inconsistent with the right and license granted to Progenitor under this Agreement.

4.5. GOVERNMENT RIGHTS. This Agreement is subject to all of the terms and conditions of Public Law 96-517, as amended, and Progenitor agrees to to take all action necessary on its part to enable National Jewish to satisfy its obligation thereunder related to the EBHX-11 Cell Line.

                          5.- REPRESENTATIONS AND WARRANTIES

5.1. REPRESENTATIONS AND WARRANTIES BY NATIONAL JEWISH. National Jewish represents and warrants that: (i) to the best of its knowledge, National Jewish is the owner of the entire right, title and interest in and to the EBHX-11 Cell Line, (ii) to the best of its knowledge,
                                          4

       National Jewish is the owner of the entire right, title and interest in and to any and all intellectual property, including without limitation patent applications and patents, covering the EBHX-11 Cell Line, (iii) National Jewish has the full power, right and authority to grant the right and license granted to Progenitor hereunder, (iv) National Jewish has the full power, right, and authority to enter into this Agreement and to carry out its obligations hereunder, (v) National Jewish has not granted and will not grant any right or license to any third party that is inconsistent with the right and license granted to Progenitor herein.

5.2. REPRESENTATION AND WARRANTY BY PROGENITOR. Progenitor represents and warrants that Progenitor has the full power, right, and authority to enter into this Agreement and to carry out its obligations hereunder.

5.3. LIMITATION OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTEES SET FORTH IN SECTIONS 5.1 AND 5.2, NATIONAL JEWISH AND PROGENITOR GRANT NO WARRANTEES, EXPRESS OR IMPLIED, EITHER IN FACT OF BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND NATIONAL JEWISH AND PROGENITOR EACH SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF QUALITY, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NONINFRINGEMENT.

                               6.- TERM AND TERMINATION

6.1.   TERM.  Unless terminated in accordance with the provisions of this
       Section 6, the term of this Agreement shall commence on the Effective Date and continue in full force and effect for an initial period of three years and thereafter, subject to Progenitor's exercise of the option granted by National Jewish under Section 2.3 and payment of applicable extension fees pursuant to Section 3.2, on a year to year basis until the fifth anniversary of the Effective Date.

6.2. TERMINATION BY PROGENITOR. Progenitor may terminate this Agreement at any time for any reason, such termination to be effective sixty (60) days after the date of receipt by National Jewish of Progenitor's written notice of termination. Such termination, however, shall not relieve Progenitor of any obligations under Section 3 of this Agreement if this Agreement is terminated prior to the third anniversary of the Effective Date; provided, however, that Progenitor shall have no obligations under Section 3.2 as a result of termination pursuant to this Section 6.2.

6.3. TERMINATION FOR BREACH OR DEFAULT. In the event that either party to this Agreement shall be in breach or default of an obligation under this agreement and shall fail to remedy such breach or default within sixty
       (60) days after receipt of written notice thereof by the other party, where such notice will contain a full description of the event or occurrence constituting a breach of the Agreement, the nonbreaching party to this Agreement shall be entitled to terminate this Agreement upon written notice to the party in breach or default at any time after such sixty (60) day period. Either party may immediately terminate this agreement for fraud, willful misconduct or illegal conduct of the other party upon written
                                          5
       notice of same to the other party. Termination by National Jewish for breach or default shall not relieve Progenitor of its obligations under
       Section 3 of this Agreement if this Agreement is terminated prior to the third anniversary of the Effective Date; provided, however, that Progenitor shall have no obligations under Section 3.2 as a result of termination pursuant to this Section 6.3.

6.4. TERMINATION UPON BANKRUPTCY. If, during the term of this Agreement, Progenitor shall become bankrupt or insolvent or if the business of Progenitor shall be placed in the hands of a receiver or trustee, whether by voluntary act of Progenitor or otherwise, or if Progenitor shall cease to exist as an active business, this Agreement shall, to the extent permitted by law, immediately terminate.

6.5. CONSEQUENCES OF TERMINATION. Termination of this Agreement shall not affect the rights and obligations of the parties which have accrued prior to the effective date of termination. In particular, termination of this Agreement shall not relieve Progenitor of the obligations under
       Section 3 of this Agreement if this Agreement is terminated prior to the third anniversary of the Effective Date; provided, however, that Progenitor shall have no obligations under Section 3.2 as a result of termination pursuant to this Section 6.5.

6.6. SURVIVAL. The following sections of this Agreement shall survive termination of this Agreement for any reason: Sections 3.1, 3.3, 3.4, 3.5, 3.6, 4, 5.3, 6.5, 6.6, 7, and 8.

                                  7.- MISCELLANEOUS

7.1. NOTICES. It shall be a sufficient giving of any notice, request, report, statement disclosure, or other communication hereunder, if the party giving the same shall deposit a copy thereof in the United States Post Office in certified mail, postage prepaid, addressed to the other party at its address hereinafter set forth or at any other address as the other party shall have theretofore in writing designated:

              NATIONAL JEWISH:

              Judith Baskett
              Director of Research Administration and Technology Transfer National Jewish Medical and Research Center
              Room F204
              1400 Jackson Street
              Denver, Colorado 80206

              PROGENITOR:

              Steve Williams
              Progenitor, Inc.
              1507 Chambers Road
              Columbus, Ohio 43212-1566

       The date of giving any such notice, request, report, statement, disclosure, or other communications, and the date of making any payment hereunder required (provided such payment is received), shall be the U.S. postmark of such envelope, if marked, or the actual date of receipt if delivered otherwise.

7.2. INDEMNITY. Progenitor agrees to indemnify, hold harmless and defend National Jewish, its trustees, officers, employees and agents against any and all claims, suits, losses, damages, costs, fees and expenses, including attorney fees, resulting from or arising out of the exercise of this license. Progenitor shall not be responsible for the negligence or intentional wrongdoing of National Jewish. However, National Jewish does warrant that it has complied with the duty of disclosure to the U.S. Patent and Trademark Office.

7.3. STATUS OF PARTIES. Neither party hereto is an agent of the other party for any purpose whatsoever.

7.4. USE OF NAMES. Neither party will, without the prior written consent of the other party, use in advertising, publicity or otherwise, any trade name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party, use the name of any employee or agent of the other party in any publication, publicity, advertising or otherwise, or represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party, or that it is made in accordance with or utilizes information or documents of the other party. However, each party may acknowledge the existence of this Agreement and the parties hereto, publicly or privately, as necessary for carrying out its business or as required by law. Progenitor shall allow National Jewish to review all relevant portions of any documents filed with the U.S. Securities and Exchange Commission that contain references to National Jewish Medical and Research Center or this Agreement, such review to be conducted in a timely manner so as not to unreasonably delay such filings.

7.5. ENTIRE AGREEMENT. This Agreement, including any schedules or other attachments which are incorporated herein by reference, contain the entire agreement between the parties as to its subject matter. This Agreement merges all prior discussions between the parties and neither party chall be bound by conditions, definitions, warranties, understandings or representations concerning such subject matter except as provided in this Agreement or as may be specified later in writing and signed by the properly authorized representatives of the parties. This Agreement can be modified or amended only by written agreement duly signed by persons authorized to such agreements on behalf of the parties.

7.6. WAIVER. The failure of a party in any instance to insist upon the strict performance of the terms of this Agreement shall not be construed to be a waiver or relinquishment of any of the terms of this Agreement, either at the time of the party's failure to insist upon strict performance or at any time in the future, and such term or terms shall continue in full force and effect.

7.7. TITLES. All titles and article headings contained in this Agreement are inserted only as a matter of convenienece and reference. They do not define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

7.8. CONFIDENTIALITY. All information concerning the subject matter of this Agreement disclosed to one party by the other orally or in written form shall be maintained in confidence by the other party and shall not be disclosed to any other person, firm or agency, governmental or private, or used for purposes other than those set forth in this Agreement, without the prior written consent of the other party, except to the extent such information:

       (i) is known at the time of its receipt by the receiving party as documented by written records dated prior to such disclosure; or

       (ii) is in the public domain other than through the fault of the receiving party; or

       (iii) is subsequently disclosed to the receiving party by a third party who may lawfully do so and who is not under an obligation of confidentiality to the supplying party; or

       (iv) is disclosed to the Securities and Exchange Commission in filings by Progenitor therewith or to other governmental agencies to facilitate the issuance of marketing approvals for Products; or

       (v) is disclosed by Progenitor to potential Sublicensees or Collaborators within the terms of this Agreement, which Sublicensees or Collaborators shall first agree to be bound by the confidentiality obligations contained in this Agreement; or

       (vi) is required to be disclosed in a judicial or administrative proceeding after legal remedies for maintaining the subject matter in confidence have been exhausted.

7.9. FINANCIAL TERMS. Neither party shall disclose the financial terms of this Agreement to any third party (other than the employees of either party) without the prior written consent of the other party, unless such disclosure is otherwise required by law or applicable regulation.

7.10. PUBLICATIONS. Progenitor agrees to supply National Jewish with copies of all written documents or presentation materials at least thirty (30) days prior to any publication or oral presentation of those materials, in order to allow the National Jewish to review those materials and take any actions necessary to protect intellectual property related to the EBHX-11 Cell Line or to ensure compliance with Section 7.8 of this Agreement.

7.11. FORCE MAJEURE. No failure or omission by the parties hereto in the performance of any obligation of this Agreementshall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the parties, including, but not limited to, the following: act of God, acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strike; and lockouts; and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

7.12. GOVERNING LAW. This Agreement shall be construed as having been entered into in the State of Colorado and shall be interepreted in accordance with and its performance governed by the laws of the State of Colorado.

7.13. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of respective successors and assigns of the parties hereto, however, a party may only assign its rights hereunder with the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. In order to obtain the other party's written consent, the assigning party shall advise the other party in writing as to the entity to which it wishes to assign this Agreement. The other party shall respond to the assigning party's request within ten (10) days of receipt of the assigning party's notice. If the other party shall refuse to provide its consent, it shall provide its reasons in writing. Failure by the other party to respond within said ten (10) day period shall be deemed consent to the assigning party's request. Notwithstanding the foregoing, Progenitor shall have the right to Assign this Agreement without the prior written consent of National Jewish in connection with the sale of all or substantially all of its assets, provided that Progenitor is not in breach and that the assignee agrees in writing to the terms of this Agreement.

7.14. SEVERANCE. Each clause of this Agreement is a distinct and severable clause and if any clause is deemed illegal, void, or unenforceable, the validity, legality, or enforceability of any other clause or portion of this Agreement will not be affected thereby.

                                8.- DISPUTE RESOLUTION


8.1. DISPUTE RESOLUTION. If one of the parties hereto declares that a dispute between the parties has arisen related to this Agreement, such dispute shall, in the first instance, be the subject of good faith negotiations between the parties to resolve such dispute. Meetings to resolve disputes shall be held in the jurisdiction of the party that did not first allege the existence of a dispute, unless another location is slected that is mutually acceptable to the parties. Should the negotiations not lead to a settlement of the dispute within thirty (30) days of the date of the meeting, the parties shall refer the dispute to a mutually acceptable mediation service to resolve the dispute. The mediation shall be attended by individuals from within each party who have decision making authority with respect to the matter in question. If the mediation does not lead to a settlement of the dispute within forty-five (45) days of the date of the meeting, then the parties shall submit the issue to arbitration before a panel of arbitrators under the rules of the American Arbitration Association. Unless the parties otherwise agree, arbitration will be held in the jurisdiction of the party that did not first allege the existence of the dispute. The panel of arbitrators shall consist of three parties: one selected by each party, as well as a disinterested third party that the two arbitrators shall name. The third arbitrator shall be a person who has had experience
                                          9
       in the business of biotechnology or pharmaceutical licensing. If a qualified person in this field cannot be found and agreed upon, the two arbitrators shall use their own discretion and select a third arbitrator with qualifications as they deem appropriate. The three arbitrators shall be given full power to hear and finally determine and dispose of all disputes between the parties that may arise from or that are related to this Agreement. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any party. The arbitrators shall make their ruling in writing no later than thirty (30) days after the hearing. The decision of two of the three arbitrators shall be binding on the parties. No party has the right to appeal the ruling, to any court or otherwise. Judgment upon the decision rendered may be entered in any courthaving jurisdiction or application may be made to such court of a judicial acceptance of the award and an order of enforcement, as the case may be. All fees and expenses payable with respect to the mediation and arbitration proceedings shall be shared by both parties during the course of the mediation and arbitration proceedings, but, in the case of the arbitration, shall be reimbursed in favor of the prevailing party after the arbitration ruling is rendered.

IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

National Jewish Medical and Research Center

By:  /s/ Judith Baskett
         Judith Baskett
         Director of Research Administration and Technology Transfer


Date:  3/26/97

Progenitor, Inc


By:  /s/ Stephen J. Williams
     V.P. - Corporate Development

Date:  March 31, 1997

                                      10